EXHIBIT 23.5
                                                                   ------------


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                            DEGOLYER AND MACNAUGHTON
                             5001 Spring Valley Road
                                 Suite 800 East
                               Dallas, Texas 75244

                                December 7, 2006

Enerplus Resources Fund
The Dome Tower, Suite 3000
333 - 7th Avenue S.W.
Calgary, Alberta
Canada T2P 2Z1

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference, in this Registration Statement of Enerplus Resources Fund (the "Registrant") on Form S-8 (the "Registration Statement"), of the Annual Report of the Registrant on Form 40-F, dated March 7, 2006, for the year ended December 31, 2005, which document makes reference to our firm and our report entitled "Appraisal Report as of December 31, 2005 on Certain Properties Owned by Lyco Energy Corporation," dated January 23, 2006, evaluating the Registrant's oil, natural gas and natural gas liquids interests effective December 31, 2005.


                                     Very truly yours,


                                     /s/ DeGolyer and MacNaughton
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                                     DEGOLYER AND MACNAUGHTON